                                                                     Exhibit K12

                       THIRD AMENDMENT TO CREDIT AGREEMENT

     This Third  Amendment to Credit  Agreement (the  "Amendment") is made as of
March 21, 2008, by and among  TORTOISE  ENERGY CAPITAL  CORPORATION,  a Maryland corporation (the "Borrower"); U.S. BANK NATIONAL ASSOCIATION, a national banking association,  FIFTH THIRD BANK, a Michigan banking  corporation,  COMERICA BANK, and BANK HAPOALIM B.M. (each a "Bank" and, collectively, the "Banks"); U.S. BANK
NATIONAL  ASSOCIATION,  a  national  banking  association,  as  the  lender  for
Swingline Loans (in such capacity,  the "Swingline Lender");  U.S. BANK NATIONAL
ASSOCIATION,  a national banking  association,  as agent for the Banks hereunder
(in such capacity, the "Agent"); and U.S. BANK NATIONAL ASSOCIATION,  a national banking  association,  as lead arranger  hereunder (in such capacity,  the "Lead
Arranger").  Capitalized  terms used and not defined in this  Amendment have the meanings given to them in the Credit Agreement referred to below.

                             Preliminary Statements

     (a) The Banks and the Borrower are parties to a Credit  Agreement  dated as of March 22, 2007, as amended by the First Amendment to Credit Agreement,  dated as of May 29,  2007,  as  further  amended  by the  Second  Amendment  to Credit
Agreement, dated as of October 31, 2007 (as so amended, the "Credit Agreement").

     (b) The Borrower  has  requested  that the term of the Credit  Agreement be extended for 364 days.

     (c) The Banks  are  willing  to agree to the  foregoing  request,  subject, however, to the terms, conditions and agreements set forth below.

     NOW,  THEREFORE,  for good and  valuable  consideration,  the  receipt  and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1.  Modification to Section 1.1 Definitions.  The following  definition set forth in Section 1.1 of the Credit  Agreement is hereby  deleted in its entirety and is hereby replaced with the following:

          "Termination Date" means, March 20, 2009;  provided,  however, if such day is not a Business Day, the  Termination  Date shall be the  immediately preceding Business Day.

     2. Decrease in Revolving Credit Facility.  The reference to  "$150,000,000"
in Section 2.1 of the Credit  Agreement is hereby deleted and is hereby replaced with "$92,500,000."

     3.  Modification to Section 2.2(a).  The following is hereby added as a new paragraph  following  the last full  paragraph  of Section  2.2(a) of the Credit
Agreement.

     Notwithstanding  anything  herein to the contrary,  on or after the Closing
Date,  the Borrower may  increase the total amount of this credit  facility,  as such amount is provided in Section 2.1 above, in an aggregate  principal  amount of up to $67,500,000  (for a total credit facility in an aggregate  amount of up to  $160,000,000)  subject to the  arrangement  of additional  commitments  with financial  institutions  acceptable to the Borrower and the Agent; provided that in each case (1) no Bank will be required to increase its Revolving  Credit Loan
Commitment,  (2) the Agent shall have no  responsibility  for arranging any such additional  commitments without the Agent's prior written consent and subject to such conditions,  including,  but not limited to fee arrangements,  as the Agent may provide in connection therewith, (3) there is no continuing Default or Event of Default and (4) the conditions to making a Revolving Credit Loan, as provided in Section 4.3(a) below, are satisfied.

     4.  Modification  to Section  2.3(a).  The reference to "Sections  7(e)" in
Section 2.3(a) of the Credit  Agreement is hereby deleted and is hereby replaced with "Section 7.1(e)."

     5. Addition of Unused Line Fee.  Section 3.1 of the Credit  Agreement shall be modified such that  subsection  (c) and  subsection (d) of Section 3.1 of the
Credit  Agreement are hereby modified to be subsection (d) and subsection (e) of
Section 3.1 of the Credit Agreement, respectively. The following is hereby added as subsection (c) of Section 3.1 of the Credit Agreement:

          (c)  Unused  Line  Fee.  The  Borrower  shall  pay to the Agent (to be allocated  by the Agent to the Banks in  accordance  with their  respective
     Pro-Rata  Shares),  on the  first  day of  each  fiscal  quarter,  for  the immediately  preceding fiscal quarter, an unused line fee (the "Unused Line
     Fee") at a rate per annum  equal to 0.150%  (calculated  on a daily  basis, computed  on the  basis of a  360-day  year for the  actual  number of days elapsed (or if the Agent so elects,  on the basis of twelve  30-day  months for the actual number of days elapsed)) for such  preceding  fiscal quarter of the difference between (a) the Banks' total credit facility  commitments under this Agreement  (including any increase of such commitments  pursuant to Section 2.2 above), and (b) the average outstanding principal balance at the end of each day for such preceding fiscal quarter.

     6.  Modification  to Section  6.1(b)(3).  Section  6.1(b)(3)  of the Credit
Agreement  is hereby  deleted in its entirety  and is hereby  replaced  with the following:

           (3)      Borrowing  Base  Certificate.  So long as any  Loan  remains unpaid,  and no later than the first (1st)  Business  Day of each calendar  month, a Borrowing Base  Certificate  for the immediately preceding calendar month; and

     7. Modification to Exhibit A. Exhibit A as attached to the Credit Agreement is hereby deleted in its entirety and is hereby replaced with Exhibit A attached to this Amendment.

     8. New Note.  Contemporaneously  with the  execution  and  delivery of this
Amendment,  the  Borrower,  as maker,  shall execute and deliver a new revolving credit note, in the stated  principal  amount of $12,500,000,  in favor of Fifth
Third Bank, as payee (the "New Note"),  which New Note shall amend,  restate and replace the Note dated as of March 22, 2007,  from the  Borrower,  as maker,  to
Fifth Third Bank, as payee, in the stated  principal  amount of $20,000,000 (the
"Old Note"), and which New Note, as the same may be amended, renewed,  restated, replaced or consolidated  from time to time, shall be a "Revolving  Credit Note"
referred to in the Credit Agreement.

     9.   Reaffirmation  of  Credit  Documents.   The  Borrower   reaffirms  its
obligations under the Credit Agreement,  as amended hereby, and the other Credit
Documents  to  which it is a party or by  which  it is  bound,  and  represents, warrants and covenants to the Agent and the Banks,  as a material  inducement to the Agent and each Bank to enter into this Amendment,  that (a) the Borrower has no and in any event waives any,  defense,  claim or right of setoff with respect to its obligations under, or in any other way relating to, the Credit Agreement, as amended hereby,  or any of the other Credit Documents to which it is a party, or the  Agent's or any  Bank's  actions  or  inactions  in respect of any of the foregoing,  and (b) all  representations  and warranties made by or on behalf of the Borrower in the Credit Agreement and the other Credit Documents are true and complete on the date hereof as if made on the date hereof.

     10.  Conditions  Precedent to  Amendment.  Except to the extent waived in a writing  signed by the Agent and  delivered to the  Borrower,  the Agent and the
Banks  shall have no duties  under  this  Amendment  until the Agent  shall have received  fully executed  originals of each of the  following,  each in form and substance satisfactory to the Agent:

                  Third Amendment to Credit Agreement - Page 2

          (a) Amendment. This Amendment;

          (b) Revolving Credit Note. The New Note;

          (c) Form U-1. A Form U-1 for the Borrower whereby, among other things,
     (i) the maximum  principal  amount of  Revolving  Credit  Loans that may be outstanding  from time to time under the Credit Agreement is noted as being
     $92,500,000,  and (ii) the Borrower  concurs (and the Borrower  does hereby concur)  with the  assessment  of the market  value of the margin  stock or other investment  property  described in the attachment to such Form U-1 as of the date provided in such attachment;

          (d)  Secretary's  Certificate.  A  certificate  from the  Secretary or
     Assistant  Secretary of the Borrower  certifying  to the Agent that,  among other things, (i) attached thereto as an exhibit is a true and correct copy of the  resolutions  of the board of directors of the Borrower  authorizing the Borrower to enter into the transactions described in this Amendment and the  execution,  delivery  and  performance  by the Borrower of such Credit
     Documents,  (ii)  except as amended  and/or  supplemented  by the  Articles
     Supplementary,  dated April 3, 2007,  attached  thereto as an exhibit,  the articles of  incorporation  and by-laws of the Borrower as delivered to the
     Agent pursuant to the Secretary's Certificate dated March 22, 2007 from the
     Borrower's  secretary  remain in full  force and  effect  and have not been amended or otherwise  modified or revoked,  and (iii)  attached  thereto as exhibits are  certificates of good standing,  each of recent date, from the
     Secretary  of State  of  Maryland  and the  Secretary  of State of  Kansas,
     certifying  the good  standing and authority of the Borrower in such states as of such dates; and

          (e) Other Documents.  Such other documents as the Agent may reasonably request  to further  implement  the  provisions  of this  Amendment  or the transactions contemplated hereby.

     11. No Other  Amendments;  No Waiver of Default.  Except as amended hereby, the Credit  Agreement and the other Credit  Documents shall remain in full force and effect and be binding on the  parties in  accordance  with their  respective terms. By entering into this Amendment,  the Agent and the Banks are not waiving any Default or Event of Default which may exist on the date hereof.

     12. Expenses. The Borrower agrees to pay and reimburse the Agent and/or the
Banks for all  out-of-pocket  costs and expenses incurred in connection with the
negotiation,   preparation,  execution,  delivery,  operation,  enforcement  and administration of this Amendment,  including the reasonable fees and expenses of counsel to the Agent and the Banks.

     13.  Counterparts;   Fax  Signatures.  This  Amendment  and  any  documents
contemplated hereby may be executed in one or more counterparts and by different
parties  thereto,  all  of  which  counterparts,   when  taken  together,  shall
constitute  but one  agreement.  This  Amendment and any documents  contemplated
hereby  may  be  executed  and  delivered  by  facsimile  or  other   electronic
transmission  and any such execution or delivery shall be fully  effective as if executed and delivered in person.

     14.  Governing Law. This  Amendment  shall be governed by the same law that governs the Credit Agreement.

                  [Remainder of Page Intentionally Left Blank]

                  Third Amendment to Credit Agreement - Page 3

K.S.A.  ss.16-118 Required Notice. This statement is provided pursuant to K.S.A.
ss.16-118:  "THIS  AMENDMENT TO CREDIT  AGREEMENT IS A FINAL  EXPRESSION  OF THE
BANKS (AS CREDITORS) AND THE BORROWER (AS DEBTOR) AND SUCH WRITTEN  AMENDMENT TO
CREDIT  AGREEMENT MAY NOT BE  CONTRADICTED  BY EVIDENCE OF ANY PRIOR ORAL CREDIT
AGREEMENT OR OF A CONTEMPORANEOUS ORAL AMENDMENT TO CREDIT AGREEMENT BETWEEN THE
BANKS AND THE BORROWER." THE FOLLOWING  SPACE CONTAINS ANY  NON-STANDARD  TERMS,
INCLUDING  THE  REDUCTION  TO WRITING OF ANY PREVIOUS  ORAL  AMENDMENT TO CREDIT
AGREEMENT:

                                       NONE.

     The creditors and debtor, by their respective initials or signatures below, confirm  that no  unwritten  amendment to credit  agreement  exists  between the parties:

                                       Creditor: __________

                                       Creditor: __________

                                       Creditor: __________

                                       Creditor: __________

                                       Debtor: ___________

                           [signature pages to follow]

               Third Amendment to Credit Agreement - Initial Page

     IN WITNESS WHEREOF,  the parties have entered into this Amendment as of the date first above written.

                                       TORTOISE ENERGY CAPITAL CORPORATION,
                                       the Borrower

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                       U.S. BANK NATIONAL ASSOCIATION,
                                       as Agent and as a Bank

                                       By:
                                          --------------------------------------
                                          Name: Colleen S. Hayes
                                          Title: Assistant Vice President

                                       FIFTH THIRD BANK,
                                       as a Bank

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                       COMERICA BANK,
                                       as a Bank

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                       BANK HAPOALIM B.M.,
                                       as a Bank

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

              Third Amendment to Credit Agreement - Signature Page

                                    EXHIBIT A

                             (Banks and Commitments)

--------------------------------------------------------------------------------
           Revolving Credit                     Bank's Total
           Loan Commitment  Swingline Loan      Commitment       Bank's Pro-Rata
Bank       Amount           Commitment Amount*  Amount           Percentage

--------------------------------------------------------------------------------
U.S. Bank  $40,000,000      $15,000,000         $40,000,000      0.432432432433
National
Association
--------------------------------------------------------------------------------
Fifth Third
Bank       $12,500,000      0                   $12,500,000      0.135135135135
--------------------------------------------------------------------------------
Comerica
Bank       $20,000,000      0                   $20,000,000      0.216216216216
--------------------------------------------------------------------------------
Bank
Hapoalim
B.M.       $20,000,000      0                   $20,000,000      0.216216216216
--------------------------------------------------------------------------------
TOTALS:    $92,500,000      $15,000,000         $92,500,000      1.000000000000
--------------------------------------------------------------------------------

              *     As  more  particularly  described  in  the  Agreement,   the
                    Swingline  Loan  Commitment  is a  subcommitment  under  the
                    Revolving Credit Loan Commitments.  Accordingly,  extensions of credit under the Swingline Loan Commitment act to reduce, on a dollar-for-dollar basis, the amount of credit otherwise available under the Revolving Credit Loan Commitments.

                Third Amendment to Credit Agreement - Exhibit A